                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                December 22, 2000
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                               CORIXA CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                     0-22891                 91-1654387
----------------------------    ---------------------      ---------------------
(State or Other Jurisdiction    (Commission File No.)         (IRS Employer
     of Incorporation)                                     Identification No.)


           1124 COLUMBIA STREET, SUITE 200, SEATTLE, WASHINGTON 98104
           ----------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)


                                 (206) 754-5711
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                      NONE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

        ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On December 22, 2000, pursuant to an Agreement and Plan of Reorganization dated as of October 15, 2000, by and among Corixa Corporation, a Delaware corporation ("Corixa"), Clearwater Acquisitions Corporation, a Delaware corporation and wholly owned subsidiary of Corixa ("Merger Sub"), and Coulter Pharmaceutical, Inc., a Delaware corporation ("Coulter"), Merger Sub merged with and into Coulter, and Coulter became a wholly owned subsidiary of Corixa (the "Merger"). As a result of the Merger, Corixa became the owner of all of the issued and outstanding shares of Coulter capital stock, and each outstanding share of Coulter common stock was exchanged for 1.003 shares of Corixa common stock.

        A total of approximately 19,116,013 shares of Corixa common stock were issued to former Coulter stockholders in exchange for the acquisition by Corixa of all outstanding Coulter capital stock. The exchange ratio was agreed upon in arms' length negotiations and took account of several factors concerning the relative valuations of Coulter and Corixa. Corixa and Coulter received opinions from their financial advisors that the Merger was fair to Corixa's stockholders and Coulter's stockholders from a financial point of view.

        The shares issued to Coulter stockholders were issued pursuant to the Registration Statement on Form S-4/A (File No. 333-49490), pursuant to the Securities Act of 1933, as declared effective on November 17, 2000 (the "Form S-4"). Options to purchase Coulter common stock were assumed by Corixa and remain outstanding as options to purchase shares of Corixa common stock. As a result, Corixa will be obligated to issue up to approximately 4,297,146 shares of Corixa common stock upon exercise, if and when exercised, of all the Coulter options that Corixa assumed in the Merger.

        Corixa's acquisition of Coulter is intended by the parties to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The parties intend to account for the acquisition as a purchase transaction.

        The above description of the Merger is a summary and as such is not intended to be complete and is subject to, and qualified by reference to, the Merger Agreement, which is attached as Appendix A to the Form S-4, and a press release issued by Corixa on December 22, 2000 covering Corixa's acquisition of Coulter, which is attached as an exhibit to this report. For a more detailed description of the Merger and the Merger Agreement, reference is made to the Form S-4.

        Coulter is a biotechnology company that focuses on developing novel drugs and therapies for treating people with cancer or autoimmune diseases. Coulter is developing a family of potential therapeutics based on two drug discovery programs: therapeutic antibodies and targeted oncologics. Corixa intends to continue Coulter's business.

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Business Acquired.

                          Coulter Pharmaceutical, Inc.

                    Annual Consolidated Financial Statements

Report of Ernst & Young LLP, Independent Auditors ........................   2

Consolidated Balance Sheets as of December 31, 1999 and 1998 .............   3

Consolidated Statements of Operations for the years ended
     December 31, 1997, 1998 and 1999 and the period from
     inception (February 16, 1995) to December 31, 1999 ..................   4

Consolidated Statements of Stockholders' Equity for the period from inception (February 16, 1995) to December 31, 1996 and the years
     ended December 31, 1997, 1998 and 1999 ..............................   5

Consolidated Statements of Cash Flows for the years ended
     December 31, 1997, 1998 and 1999 and the period from
     inception (February 16, 1995) to December 31, 1999 ..................   7

Notes to Consolidated Financial Statements ...............................   8

                  Quarterly Consolidated Financial Statements

     Consolidated Balance Sheets -- September 30, 2000 and
     December 31, 1999....................................................  20

     Consolidated Statements of Operations -- for the three months and nine months ended September 30, 2000 and 1999 and for the period from inception (February 16, 1995) to September 30, 2000.............  21

     Consolidated Statements of Cash Flows - for the nine months ended
     September 30, 2000 and 1999 and for the period from inception
     (February 16, 1995) to September 30, 2000............................  22

     Notes to Consolidated Financial Statements...........................  23

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Coulter Pharmaceutical, Inc.

     We have audited the accompanying consolidated balance sheets of Coulter Pharmaceutical, Inc. (a development stage company) (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1999 and for the period from inception (February 16, 1995) to December 31, 1999 and the related statement of stockholders' equity for the period from inception (February 16, 1995) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coulter Pharmaceutical, Inc. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 and for the period from inception (February 16, 1995) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
January 27, 2000

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
Current assets:
  Cash and cash equivalents.................................  $ 22,168    $ 89,808
  Short-term investments....................................    60,257      49,970
  Prepaid expenses and other current assets.................     5,279       3,063
                                                              --------    --------
          Total current assets..............................    87,704     142,841
Property and equipment, net.................................    21,029       9,449
Employee loans receivable...................................     1,274         907
Other assets................................................       198         233
                                                              --------    --------
                                                              $110,205    $153,430
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  6,504    $  4,068
  Accrued liabilities.......................................     5,208       6,353
  Current portion of equipment financing obligations and
     debt facility..........................................     2,258       1,157
                                                              --------    --------
          Total current liabilities.........................    13,970      11,578

Non current portion of equipment financing obligations and
  debt facility.............................................     9,428       6,659

Commitments

Stockholders' equity:
  Preferred stock, issuable in series, $.001 par value:
     3,000,000 shares authorized; none outstanding at
      December 31, 1999 and 1998............................        --          --
  Common stock, $.001 par value:
     30,000,000 shares authorized; 16,896,438 and 16,704,103
      shares issued and outstanding at December 31, 1999 and
      1998, respectively....................................        17          17
Additional paid-in capital..................................   184,524     182,390
Accumulated other comprehensive loss........................      (215)        (32)
Deferred compensation.......................................      (296)       (565)
Deficit accumulated during the development stage............   (97,223)    (46,617)
                                                              --------    --------
          Total stockholders' equity........................    86,807     135,193
                                                              --------    --------
                                                              $110,205    $153,430
                                                              ========    ========

                            See accompanying notes.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              FOR THE PERIOD FROM
                                               YEAR ENDED DECEMBER 31,             INCEPTION
                                           -------------------------------    (FEBRUARY 16, 1995)
                                             1997       1998        1999      TO DECEMBER 31, 1999
                                           --------    -------    --------    --------------------
Corporate partner revenues...............  $     --    $34,250    $     --          $ 34,250
Revenues from unconsolidated joint
  business...............................        --      1,750       5,449             7,199
                                           --------    -------    --------          --------
          Total revenues                   $     --    $36,000    $  5,449          $ 41,449
Operating expenses:
  Research and development...............  $ 21,045    $30,848    $ 44,804           112,917
  Selling, general and administrative....     7,610     11,358      15,947            37,905
                                           --------    -------    --------          --------
Total operating expenses.................    28,655     42,206      60,751           150,822
Interest income and other, net...........     2,327      4,248       4,696            12,150
                                           --------    -------    --------          --------
Net loss.................................  $(26,328)   $(1,958)   $(50,606)         $(97,223)
                                           ========    =======    ========          ========
Basic and diluted net loss per share.....  $  (2.58)   $ (0.13)   $  (3.03)
                                           ========    =======    ========
Shares used in computing basic and
  diluted net loss per share.............    10,197     14,562      16,695
                                           ========    =======    ========

                            See accompanying notes.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                   CONVERTIBLE                                             ACCUMULATED
                                 PREFERRED STOCK          COMMON STOCK       ADDITIONAL       OTHER
                              ----------------------   -------------------    PAID-IN     COMPREHENSIVE     DEFERRED
                                SHARES       AMOUNT      SHARES     AMOUNT    CAPITAL         LOSS        COMPENSATION
                              -----------   --------   ----------   ------   ----------   -------------   ------------
Issuance of Series A
 convertible preferred stock
 to founders at $1.00 per
 share for cash and
 technology in February
 1995.......................    7,500,000   $  2,500           --    $--      $     --        $  --         $    --
Issuance of Series B
 convertible preferred stock
 to a founder at $1.50 per
 share for cash in August
 and October 1995, less
 issuance costs of $11......    2,333,333      3,489           --     --            --           --              --
Exercise of common stock
 options by a consultant at
 $0.30 per share for cash in
 November 1995..............           --         --        2,059     --             1           --              --
Net loss....................           --         --           --     --            --           --              --
                              -----------   --------   ----------    ---      --------        -----         -------
Balance at December 31,
 1995.......................    9,833,333   $  5,989        2,059    $--      $      1        $  --         $    --
Issuance of Series C
 convertible preferred stock
 and warrants for 498,705
 shares of common stock to
 investors at $2.25 per
 share for cash in April
 1996, less issuance costs
 of $55.....................    9,964,607     22,366           --     --            --           --              --
Issuance of common stock to
 a prospective officer at
 $0.45 per share for cash in
 March 1996.................           --         --      400,000      1           179           --              --
Issuance of common stock
 pursuant to stock option
 exercises..................           --         --       35,553     --            14           --              --
Deferred compensation
 related to grants of
 certain stock options......           --         --           --     --         2,294           --          (2,294)
Amortization of deferred
 compensation...............           --         --           --     --            --           --             330
Net loss....................           --         --           --     --            --           --              --
Unrealized loss on
 securities
 available-for-sale, net....           --         --           --     --            --           (3)             --
 Comprehensive loss.........           --         --           --     --            --           --              --
                              -----------   --------   ----------    ---      --------        -----         -------
Balance at December 31,
 1996.......................   19,797,940   $ 28,355      437,612    $ 1      $  2,488        $  (3)        $(1,964)
Conversion of convertible
 preferred stock into common
 stock......................  (19,797,940)   (28,355)   6,599,287      6        28,349           --              --
Issuance of 2,875,000 shares
 of common stock at $12.00
 per share less issuance
 costs of $3,226............           --         --    2,875,000      3        31,274           --              --
Issuance of common stock
 pursuant to stock options
 exercises..................           --         --       77,358     --            45           --              --
Issuance of common stock
 pursuant to warrant
 exercises..................           --         --      385,315      1         3,127           --              --
Deferred compensation
 related to grant of certain
 stock options..............           --         --           --     --           206           --            (206)
Amortization of deferred
 compensation...............           --         --           --     --            --           --           1,085
Issuance of common stock
 pursuant to the employee
 stock purchase plan........           --         --       33,152     --           280           --              --

                                DEFICIT
                              ACCUMULATED
                              DURING THE        TOTAL
                              DEVELOPMENT   STOCKHOLDERS'
                                 STAGE         EQUITY
                              -----------   -------------
Issuance of Series A
 convertible preferred stock
 to founders at $1.00 per
 share for cash and
 technology in February
 1995.......................   $     --       $  2,500
Issuance of Series B
 convertible preferred stock
 to a founder at $1.50 per
 share for cash in August
 and October 1995, less
 issuance costs of $11......         --          3,489
Exercise of common stock
 options by a consultant at
 $0.30 per share for cash in
 November 1995..............         --              1
Net loss....................     (2,993)        (2,993)
                               --------       --------
Balance at December 31,
 1995.......................   $ (2,993)      $  2,997
Issuance of Series C
 convertible preferred stock
 and warrants for 498,705
 shares of common stock to
 investors at $2.25 per
 share for cash in April
 1996, less issuance costs
 of $55.....................         --         22,366
Issuance of common stock to
 a prospective officer at
 $0.45 per share for cash in
 March 1996.................         --            180
Issuance of common stock
 pursuant to stock option
 exercises..................         --             14
Deferred compensation
 related to grants of
 certain stock options......         --             --
Amortization of deferred
 compensation...............         --            330
Net loss....................    (15,338)       (15,338)
Unrealized loss on
 securities
 available-for-sale, net....         --             (3)
                                              --------
 Comprehensive loss.........         --        (15,341)
                               --------       --------
Balance at December 31,
 1996.......................   $(18,331)      $ 10,546
Conversion of convertible
 preferred stock into common
 stock......................         --             --
Issuance of 2,875,000 shares
 of common stock at $12.00
 per share less issuance
 costs of $3,226............         --         31,277
Issuance of common stock
 pursuant to stock options
 exercises..................         --             45
Issuance of common stock
 pursuant to warrant
 exercises..................         --          3,128
Deferred compensation
 related to grant of certain
 stock options..............         --             --
Amortization of deferred
 compensation...............         --          1,085
Issuance of common stock
 pursuant to the employee
 stock purchase plan........         --            280

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                   CONVERTIBLE                                             ACCUMULATED
                                 PREFERRED STOCK          COMMON STOCK       ADDITIONAL       OTHER
                              ----------------------   -------------------    PAID-IN     COMPREHENSIVE     DEFERRED
                                SHARES       AMOUNT      SHARES     AMOUNT    CAPITAL         LOSS        COMPENSATION
                              -----------   --------   ----------   ------   ----------   -------------   ------------
Issuance of 3,162,500 shares
 of common stock at $15.50
 per share less issuance
 costs of $3,190............           --   $     --    3,162,500    $ 3      $ 45,829        $  --         $    --
Net loss....................           --         --           --     --            --           --              --
Unrealized loss on
 securities
 available-for-sale, net....           --         --           --     --            --           (4)             --
 Comprehensive loss.........           --         --           --     --            --           --              --
                              -----------   --------   ----------    ---      --------        -----         -------
Balance at December 31,
 1997.......................           --   $     --   13,570,224    $14      $111,598        $  (7)        $(1,085)
Issuance of 239,607 shares
 of common stock pursuant to
 contract with corporate
 partner....................           --         --      239,607     --         7,250           --              --
Issuance of common stock
 pursuant to stock options
 exercises..................           --         --      164,785     --           538           --              --
Issuance of common stock
 pursuant to warrant
 exercise...................           --         --       16,787     --            --           --              --
Deferred compensation
 related to grant of certain
 stock options..............           --         --           --     --           156           --            (156)
Amortization of deferred
 compensation...............           --         --           --     --            --           --             676
Issuance of common stock
 pursuant to the employee
 stock purchase plan........           --         --       67,700     --           712           --              --
Issuance of 2,645,000 shares
 of common stock at $25.00
 per share less issuance
 costs of $3,986............           --         --    2,645,000      3        62,136           --              --
Net loss....................           --         --           --     --            --           --              --
Unrealized loss on
 securities
 available-for-sale, net....           --         --           --     --            --          (25)             --
 Comprehensive loss.........           --         --           --     --            --           --              --
                              -----------   --------   ----------    ---      --------        -----         -------
Balance at December 31,
 1998.......................           --   $     --   16,704,103    $17      $182,390        $ (32)        $  (565)
Issuance of common stock
 pursuant stock option
 exercises..................           --         --      124,561     --         1,103           --              --
Deferred compensation
 related to grants to
 certain stock options......           --         --           --     --           107           --            (107)
Amortization of deferred
 compensation...............           --         --           --     --            --           --             376
Issuance of common stock
 pursuant to stock purchase
 plan.......................           --         --       67,774     --           924           --              --
Net loss....................           --         --           --     --            --           --              --
Unrealized loss on
 securities
 available-for-sale, net....           --         --           --     --            --         (183)             --
 Comprehensive loss.........           --         --           --     --            --           --              --
Balance at December 31,
 1999.......................           --   $     --   16,896,438    $17      $184,524        $(215)        $  (296)
                              ===========   ========   ==========    ===      ========        =====         =======

                                DEFICIT
                              ACCUMULATED
                              DURING THE        TOTAL
                              DEVELOPMENT   STOCKHOLDERS'
                                 STAGE         EQUITY
                              -----------   -------------
Issuance of 3,162,500 shares
 of common stock at $15.50
 per share less issuance
 costs of $3,190............   $     --       $ 45,832
Net loss....................    (26,328)       (26,328)
Unrealized loss on
 securities
 available-for-sale, net....         --             (4)
                                              --------
 Comprehensive loss.........         --        (26,332)
                               --------       --------
Balance at December 31,
 1997.......................   $(44,659)      $ 65,861
Issuance of 239,607 shares
 of common stock pursuant to
 contract with corporate
 partner....................         --          7,250
Issuance of common stock
 pursuant to stock options
 exercises..................         --            538
Issuance of common stock
 pursuant to warrant
 exercise...................         --             --
Deferred compensation
 related to grant of certain
 stock options..............         --             --
Amortization of deferred
 compensation...............         --            676
Issuance of common stock
 pursuant to the employee
 stock purchase plan........         --            712
Issuance of 2,645,000 shares
 of common stock at $25.00
 per share less issuance
 costs of $3,986............         --         62,139
Net loss....................     (1,958)        (1,958)
Unrealized loss on
 securities
 available-for-sale, net....         --            (25)
                                              --------
 Comprehensive loss.........         --         (1,983)
                               --------       --------
Balance at December 31,
 1998.......................   $(46,617)      $135,193
Issuance of common stock
 pursuant stock option
 exercises..................         --          1,103
Deferred compensation
 related to grants to
 certain stock options......         --             --
Amortization of deferred
 compensation...............         --            376
Issuance of common stock
 pursuant to stock purchase
 plan.......................         --            924
Net loss....................    (50,606)       (50,606)
Unrealized loss on
 securities
 available-for-sale, net....         --           (183)
                                              --------
 Comprehensive loss.........         --        (50,789)
                                              --------
Balance at December 31,
 1999.......................   $(97,223)      $ 86,807
                               ========       ========

                            See accompanying notes.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                                                   FOR THE PERIOD
                                                                                        FROM
                                                                                     INCEPTION
                                                                                   (FEBRUARY 16,
                                                   YEAR ENDED DECEMBER 31,            1995) TO
                                              ---------------------------------     DECEMBER 31,
                                                1997        1998        1999            1999
                                              --------    --------    ---------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................  $(26,328)   $ (1,958)   $ (50,606)     $ (97,223)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation and amortization.............       250         712        2,500          3,523
  Amortization of deferred compensation.....     1,085         676          376          2,467
  Loss on sale of equipment.................        --          --           40             40
Changes in operating assets and liabilities:
  Prepaid expenses and other current
     assets.................................       230      (2,794)      (2,216)        (5,279)
  Employee loans receivable.................       (17)       (171)        (367)        (1,274)
  Other assets..............................      (222)       (275)          35           (198)
  Accounts payable..........................       237       2,230        2,436          6,504
  Accrued liabilities.......................     3,629      (1,604)      (1,145)         5,208
                                              --------    --------    ---------      ---------
          Net cash used in operating
            activities......................   (21,136)     (3,184)     (48,947)       (86,232)
                                              --------    --------    ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments.........   (61,525)    (82,336)    (116,619)      (271,359)
Maturities of short-term investments........    14,144      82,261       96,775        194,166
Sale of short-term investments..............        --       5,073        9,374         16,717
Purchases of property and equipment.........    (1,589)     (7,899)     (14,125)       (24,594)
Proceeds from sale of equipment.............        --          --            5              5
                                              --------    --------    ---------      ---------
          Net cash used in investing
            activities......................   (48,970)     (2,901)     (24,590)       (85,065)
                                              --------    --------    ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of equipment financing obligations
  and debt facility.........................      (531)       (817)      (1,130)        (2,433)
Borrowings under equipment financing
  obligations and debt facility.............     1,700       5,620        5,000         14,120
Proceeds from issuances of convertible
  preferred stock, net......................        --          --           --         28,355
Proceeds from issuance of common stock,
  net.......................................    80,562      70,639        2,027        153,423
                                              --------    --------    ---------      ---------
          Net cash provided by financing
            activities......................    81,731      75,442        5,897        193,465
                                              --------    --------    ---------      ---------
          Net increase (decrease) in cash
            and cash equivalents............    11,625      69,357      (67,640)        22,168
Cash and cash equivalents at beginning of
  period....................................     8,826      20,451       89,808             --
                                              --------    --------    ---------      ---------
Cash and cash equivalents at end of
  period....................................  $ 20,451    $ 89,808    $  22,168      $  22,168
                                              ========    ========    =========      =========
SUPPLEMENTAL SCHEDULE OF CASH FLOW
  INFORMATION:
Interest paid...............................  $    283    $    385    $     821      $   1,489
SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
Net exercises of warrant to purchase common
  stock.....................................  $    453    $    512    $      --      $     965
Acquisition of equipment pursuant to
  supplemental lease obligation.............  $     --    $     --    $      --      $      78
Deferred compensation related to grant of
  certain stock options.....................  $    206    $    156    $     107      $   2,762

                            See accompanying notes.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Principles of Consolidation

     Coulter Pharmaceutical, Inc. (the "Company" or "Coulter") was incorporated in the State of Delaware on February 16, 1995 to engage in the research and development of products for the treatment of cancer. The Company's principal activities to date have involved conducting research and development, recruiting management and technical personnel, obtaining financing and securing operating facilities. Therefore, the Company is classified as a development stage company.

     In the course of its development activities, the Company has sustained continuing operating losses and expects such losses to continue over the next several years. The Company plans to continue to finance its operations with a combination of stock sales, collaborative agreements with corporate partners, revenues from product sales and technology licenses.

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Coulter Pharma Belgium, SA which was formed under the laws of Belgium in June 1996. Intercompany balances and transactions have been eliminated.

     In connection with its formation, the Company issued 5,000,000 shares of its Series A preferred stock (since converted to 1,666,666 shares of common stock) to Coulter Corporation in exchange for rights to certain intellectual property, contractual rights and other assets pertaining to Bexxar(TM). In 1997 Beckman Instruments acquired Coulter Corporation (now known as "Beckman Coulter"). Prior to the acquisition, all shares of the Company's stock were distributed to the members of the Coulter family. Beckman Coulter retains the rights to the assignment agreement and under the terms of the agreement, royalties are payable to Beckman Coulter upon commercial sale of product, if any, derived from these licenses. Beckman Coulter also has the right, in lieu of receiving cash, to purchase shares of the Company's equity securities at the then current fair market value of such securities with respect to the first $4.5 million payable to Beckman Coulter under this assignment agreement. This transaction was accounted for as an acquisition of assets from an affiliate with the amounts brought over at their historical basis of $0.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Net Loss Per Share

     Basic and diluted net loss per common shares are presented in conformity with Statement of Financial Accounting Standard No. 128, "Earnings Per Share," ("SFAS 128"). SFAS 128 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share, if dilutive, for all periods presented. Basic earnings per share is computed by dividing income or loss applicable to common stockholders by the weighted-average number of common shares outstanding for the period net of certain common shares outstanding which are subject to continued vesting and the Company's right to repurchase. Basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted net loss per share has not been presented separately as, given the Company's net loss position, the result would be antidilutive.

     The following have been excluded from the calculation of loss per share because the effect of inclusion would be antidilutive: approximately 58,300 common shares which are outstanding but are subject to the Company's right of repurchase which expires July 1, 2000 and options to purchase approximately 3,608,700 shares of common stock at a weighted average price of $17.87 per share. The repurchasable shares and options

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

will be included in the calculation at such time as the effect is no longer antidilutive, as calculated using the treasury stock method.

     A reconciliation of shares used in the calculation of basic and diluted net loss per share follows:

                                                              YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                        1997           1998            1999
                                                    ------------    -----------    ------------
Net loss..........................................  $(26,328,000)   $(1,958,000)   $(50,606,000)
                                                    ============    ===========    ============
Basic and diluted weighted-average shares of
  common stock outstanding used in computing basic
  and diluted net loss per share..................    10,197,225     14,561,950      16,694,699
                                                    ============    ===========    ============
Basic and diluted net loss per share..............  $      (2.58)   $     (0.13)   $      (3.03)
                                                    ============    ===========    ============

  Current Vulnerability to Certain Concentrations

     The Company has contracted with two third-party manufacturers, Boehringer Ingelheim Pharma KG ("BI Pharma KG") and LONZA Biologics plc ("Lonza"), to produce a monoclonal antibody (the "Anti-B1 Antibody"). The Company has also contracted with a third-party manufacturer, MDS Nordion, Inc. ("Nordion") for the radiolabeling of the Anti-B1 Antibody in a centralized facility. However, should the Company not be able to obtain sufficient quantities of the Anti-B1 Antibody from BI Pharma KG or Lonza or radiolabeled Anti-B1 Antibody from Nordion, or additional suppliers, certain research and development activities may be delayed.

  Cash, Cash Equivalents and Short-Term Investments

     The Company considers all highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. Short-term investments consist of investments with original maturities greater than three months, but less than two years.

     The Company accounts for its cash equivalents and short-term investments under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under the provisions of SFAS 115, the Company has classified its cash equivalents and short-term investments as "available-for-sale." Such investments are recorded at fair value and unrealized gains and losses, which are considered to be temporary, are recorded as a separate component of stockholders' equity until realized. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method. The Company classifies all investments in its available-for-sale portfolio as current assets.

  Revenues

     Corporate partner revenues for which no further performance obligations exist are recognized when the payments are received or when collection is assured. All corporate partner revenues to date have been earned under the Company's collaboration agreement with SmithKline Beecham Corporation ("SB") (see Note 5).

     Revenues from unconsolidated joint business consists of the Company's share of the pretax operating results generated from its joint business arrangement with SB and reimbursement from SB of their share of the Company's Bexxar-related manufacturing development expenses. Under the joint business arrangement, all sales of Bexxar and associated expenses will be recorded in the books and accounts of SB with the Company recording its share of the pretax operating results on a quarterly basis, as defined in the Company's collaborative agreement with SB (see Note 5).

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  Foreign Currency Translation

     The functional currency of Coulter Pharma Belgium, SA is the United States Dollar. Assets and liabilities of Coulter Pharma Belgium, SA are translated at current exchange rates, and the related revenues and expenses are translated at average exchange rates in effect during the period. The resulting translation adjustment is recorded in selling, general and administrative expense in the accompanying consolidated statements of operations and has been immaterial since the formation of the subsidiary in June 1996.

  Property and Equipment

     Purchased property and equipment are stated at cost less accumulated depreciation which is calculated using the straight-line method over the estimated useful lives of the respective assets of three to five years.

  Sponsored Research and License Fees

     Research and development expenses paid to third parties under sponsored research arrangements are recognized as the related services are performed, generally ratably over the period of service. License fees are expensed when the related obligation is incurred.

  Stock-Based Compensation

     The Company generally grants stock options to employees for a fixed number of shares with an exercise price equal to the fair value at the date of grant. In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting to employees under its stock option plans and to adopt the pro forma disclosure alternative as described in SFAS 123 (see Note 10). Options granted to all others are accounted for using the fair value method prescribed by SFAS 123.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including forward foreign exchange contracts, and hedging activities. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133. SFAS No. 133 is now effective for fiscal years beginning after June 15, 2000 and, therefore, the Company will adopt this accounting standard effective January 1, 2001. Management has not yet determined the impact of SFAS No. 133 on its financial position or results of operations.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." Among other things, SAB No. 101 requires that license and other upfront fees from research collaborators be recognized over the term of the agreement unless the fee is in exchange for products delivered or services performed that represent the culmination of a separate earnings process. The Company is currently reviewing the impact of SAB No. 101 on its previously reported results of operations.

  Reclassifications

     Certain reclassifications have been made to prior year data to conform with the current year presentation.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 2. CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     The following is a summary of available-for-sale securities (in thousands):

                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                    COST         GAINS         LOSSES      FAIR VALUE
                                                  ---------    ----------    ----------    ----------
DECEMBER 31, 1999
Money market funds..............................  $  4,205        $ --         $  --        $  4,205
Commercial paper................................    22,910          --            (4)         22,906
Government bonds................................    25,904          --          (203)         25,701
Corporate bonds.................................     9,767          --            (8)          9,759
Certificates of deposits........................    19,821          --            --          19,821
                                                  --------        ----         -----        --------
          Total.................................    82,607          --          (215)         82,392
Less amounts classified as cash equivalents.....   (22,135)         --            --         (22,135)
                                                  --------        ----         -----        --------
          Total short-term investments..........  $ 60,472        $ --         $(215)       $ 60,257
                                                  ========        ====         =====        ========
DECEMBER 31, 1998
Money market funds..............................  $  1,719        $ --         $  --        $  1,719
Commercial paper................................   100,897          --            (8)        100,889
Corporate bonds.................................    17,624           4           (29)         17,599
Certificates of deposits........................    13,924           1            --          13,925
                                                  --------        ----         -----        --------
          Total.................................   134,164           5           (37)        134,132
Less amounts classified as cash equivalents.....   (84,170)         --             8         (84,162)
                                                  --------        ----         -----        --------
          Total short-term investments..........  $ 49,994        $  5         $ (29)       $ 49,970
                                                  ========        ====         =====        ========

Realized gain or losses on available-for-sale securities for the years ended December 31, 1999, 1998 and 1997 were not significant.

     At December 31, 1999, the contractual maturities of short-term investments were as follows (in thousands):

                                                              AMORTIZED    ESTIMATED
                                                                COST       FAIR VALUE
                                                              ---------    ----------
Due in one year or less.....................................   $32,821      $32,782
Due after one year through two years........................    27,651       27,475
                                                               -------      -------
                                                               $60,472      $60,257
                                                               =======      =======

 3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31 (in thousands):

                                                               1998       1999
                                                              -------    -------
Machinery and equipment.....................................  $ 4,737    $19,687
Furniture and fixtures......................................      480      3,033
Construction in process.....................................    5,252      1,777
                                                              -------    -------
                                                               10,469     24,497
Less accumulated depreciation and amortization..............   (1,020)    (3,468)
                                                              -------    -------
Property and equipment, net.................................  $ 9,449    $21,029
                                                              =======    =======

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 4. SPONSORED RESEARCH AND LICENSE AGREEMENTS

     The Company has entered into numerous agreements with research institutions, universities, and other entities for the performance of research and development activities and for the acquisition of licenses related to those activities. Included in research and development expenses for the years ended December 31, 1999, 1998 and 1997 and for the period from inception (February 16, 1995) to December 31, 1999 is $1.3 million, $0.8 million, $0.8 million and $2.9 million, respectively, to fund activities under these agreements. As of December 31, 1999, noncancelable commitments under these arrangements were approximately $0.7 million. In order to maintain certain of these licenses, the Company must pay specified annual license fees. Certain of the licenses provide for the payment of royalties by the Company on future product sales, if any.

 5. COLLABORATIVE DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

     In December 1998, the Company and SB entered into a collaborative agreement for the development and commercialization of Bexxar, which is in late-stage development for the treatment of non-Hodgkin's lymphoma ("NHL"). Under the terms of the agreement, the Company and SB will jointly market and sell Bexxar in the United States following regulatory approval and the two companies will share profits and losses equally. Outside the United States, excluding Japan, the Company has granted SB exclusive marketing and distributing rights in return for milestone payments and product royalties. The agreement also provides for the sharing of certain costs related to clinical and manufacturing development activities as well as a $15.0 million credit line, all of which is available at December 31, 1999.

     Upon signing of the agreement, the Company received a $34.25 million, non-refundable license fee, all of which was recognized as corporate partner revenues in fiscal 1998, as well as $7.25 million from the sale of the Company's common stock. The Company may receive additional payments upon the achievement of certain clinical development and regulatory milestones. As of December 31, 1999, no milestone payments have been earned or received. Commencing with the year ended December 31, 1999, the Company and SB prepared a joint profit and loss statement to account for the sharing of sales, costs of goods sold and costs relating to selling, marketing, distribution and certain other Bexxar related activities. The Company's share of the pretax operating results is included as a component of revenues from unconsolidated joint business. Development expenses for Bexxar will generally be shared by both companies, with the Company retaining responsibility for funding certain predetermined development costs. All such development expenses and the reimbursement is included as a component of revenues from unconsolidated joint business.

     The following is a summary of revenues from unconsolidated joint business (in thousands):

                                                                              FOR THE PERIOD FROM
                                                 YEAR ENDED DECEMBER 31,           INCEPTION
                                               ---------------------------    (FEBRUARY 16, 1995)
                                                1997      1998      1999      TO DECEMBER 31, 1999
                                               ------    ------    -------    --------------------
Co-promotion operating loss..................  $   --    $   --    $(2,944)         $(2,944)
Reimbursement of development expenses........      --     1,750      8,393           10,143
                                               ------    ------    -------          -------
Revenues from unconsolidated joint
  business...................................  $   --    $1,750    $ 5,449          $ 7,199
                                               ======    ======    =======          =======

     Revenue from unconsolidated joint business earned in excess of payments received are classified as other current assets. Reimbursements owed to SB are classified as accounts payable. Amounts receivable from SB were approximately $2.6 million and $4.5 million at December 31, 1998 and 1999, respectively. Amounts payable to SB were $0 and approximately $1.5 million at December 31, 1998 and 1999, respectively.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 6. ACCRUED LIABILITIES

     Accrued liabilities consists of the following at December 31 (in thousands):

                                                               1998      1999
                                                              ------    ------
Accrued research and development expenses...................  $4,028    $1,375
Accrued clinical trial costs................................     543     1,759
Accrued employee compensation & benefits....................   1,296     1,357
Other.......................................................     486       717
                                                              ------    ------
          Total.............................................  $6,353    $5,208
                                                              ======    ======

 7. LONG TERM DEBT

  Equipment Financing

     In December 1996, the Company entered into a $3,827,000 equipment lease financing and debt facility with a financing company, none of which remain available at December 31, 1999. The Company makes monthly payments plus interest on amounts borrowed over the 48-month term of the facility followed by a balloon payment. Interest rates under the facility range from 11.75% to 11.93%. Amounts outstanding under the equipment facility are secured by the underlying assets. Included in property and equipment at December 31, 1999 and 1998 are assets with a cost of $1,486,000 acquired pursuant to a fixed interest rate equipment loan. Accumulated amortization of assets acquired pursuant to these obligations was approximately $752,950 and $456,000 at December 31, 1999 and 1998, respectively.

  Operating Lines of Credit

     In November 1998, the Company entered into a $10.0 million revolving loan facility with a commercial bank, none of which remain available at December 31, 1999. The loan is secured by the assets of the Company. Interest is paid each month on the outstanding balance at prime rate plus 0.5% (8.75% at December 31, 1998). In accordance with the agreement, principal payments are due in 48 monthly installments beginning November 1999, followed by a balloon payment of approximately $2.1 million due in November 2003. The agreement also requires the maintenance of a $5 million compensating balance with the bank until the entire amount of the facility has been drawn down. In September 1999, the Company borrowed the remaining $5 million and converted the entire $10 million facility from variable interest rate to fixed interest rate of 9.36% over the 48-month term, followed by a balloon payment of $5.3 million due in October 2003.

     At December 31, 1999, the Company's aggregate commitment under its long-term debt agreements are as follows (in thousands):

             YEARS ENDING DECEMBER 31:
             -------------------------
2000...............................................  $ 2,258
2001...............................................    1,767
2002...............................................    1,380
2003...............................................    6,281
                                                     -------
                                                     $11,686
                                                     =======

 8. COMMITMENTS

     The Company leases its facilities under operating leases which expire at various dates beginning in 2001 through 2010. Rent expense under these leases totaled approximately $2,468,000, $1,051,000, $451,000 and

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

$4,224,000 for the years ended December 31, 1999, 1998 and 1997, and for the period from inception (February 16, 1995) to December 31, 1999, respectively.

     At December 31, 1999, the aggregate noncancelable future minimum payments under the operating leases are as follows (in thousands):

                                                     OPERATING
             YEARS ENDING DECEMBER 31:                LEASES
             -------------------------               ---------
2000...............................................   $ 2,609
2001...............................................     2,359
2002...............................................     2,127
2003...............................................     2,212
2004...............................................     2,301
Thereafter.........................................    15,228
                                                      -------
          Total....................................   $26,836
                                                      =======

     On November 7, 1997, the Company entered into an agreement to build and lease new facilities. The lease was amended on November 10, 1998 to include a second building. The monthly rent payments range from $78,000 to $241,000 throughout the term of the lease. In connection with this lease agreement, the Company obtained a $2 million letter of credit agreement from a bank which secures the aggregate future payments under the lease.

     At December 31, 1999, the Company had approximately $15.6 million in noncancelable purchase commitments with BI Pharma KG, its third party manufacturer. In the event of cancellation by Coulter prior to fulfillment of its obligation, the agreements contain certain economic penalty provisions which would be applied and determined at the point in time when cancellation occurs.

 9. RELATED PARTY TRANSACTIONS

     The Company issued loans to employees totaling $485,000 prior to December 31, 1996. These loans were either repaid in full or converted to new loan agreements in 1997. The Company entered into loan agreements with certain key employees, totaling $438,000 for the period ended December 31, 1998 and $490,000 for the period ended December 31, 1999. The loans are non-interest bearing with various terms ranging from four to ten years. The forgiven amount and the repaid amount is calculated on a pro-rata basis over years one through ten of continued employment. In the event an employee ceases to be employed by the Company, the loan becomes interest-bearing and due within a reasonable period not to exceed three months. Each loan is secured by a Second Deed of Trust on employee's residence.

10. STOCKHOLDERS' EQUITY

  Preferred Stock

     Upon the completion of the Company's initial public offering of common stock in January 1997, all of the Series A, B and C preferred stock outstanding converted into 6,599,287 shares of common stock. Also upon the completion of the initial public offering, the Company's Certificate of Incorporation was amended to authorize 3,000,000 shares of preferred stock, none of which are issued or outstanding. The Company's board of directors is authorized to determine the designation, powers, preferences and rights of any such series. The Company has reserved 200,000 shares of preferred stock for potential issuance under the Share Purchase Rights Plan.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  Common Stock

     In July 1998, the Company completed a follow-on public offering of 2,400,000 shares of common stock at a price to the public of $25.00 per share, resulting in net proceeds to the Company of approximately $56.3 million. Also, in August 1998, the underwriters of that offering purchased 245,000 additional shares of common stock upon a partial exercise of their over-allotment option, raising additional net proceeds of $5.8 million. The total net proceeds from this offering were $62.1 million.

  Equity Incentive Plans

     The 1995 Equity Incentive Plan (the "1995 Plan") was adopted in 1995 by the Board of Directors and allowed for the granting of options for up to 866,666 shares of common stock to employees, consultants and directors.

     In December 1996, the Board of Directors adopted the 1996 Equity Incentive Plan (the "1996 Plan") under which a total of 1,400,000 shares of the Company's authorized but unissued common stock has been reserved for issuance thereunder. In February 1998, the Board of Directors approved an amendment to increase the number of shares of common stock authorized from 1,400,000 to 2,800,000 shares. The amendment was approved by the Company's stockholders in May 1998. In February 1999, the Board of Directors authorized an additional 2,000,000 shares of common stock as available for grant of future option. This amendment was approved by the Company's stockholders in May 1999.

     Stock options granted under the 1995 and 1996 Plans (collectively, the "Plans") may be either incentive stock options or non-qualified stock options. Incentive stock options may be granted to employees with exercise prices not less than the fair market value at the date of grant and nonqualified stock options may be granted at exercise prices of no less than 85% of the fair market value of the common stock on the date of grant. The options vest over four years pursuant to a formula determined by the Company's Board of Directors and expire after ten years. The 1995 Plan terminated upon the closing of the Company's initial public offering in January 1997.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Activity under the Plans was as follows:

                                                          OPTIONS OUTSTANDING
                                                      ----------------------------
                                         OPTIONS       NUMBER         EXERCISE          WEIGHTED-
                                        AVAILABLE        OF             PRICE            AVERAGE
                                        FOR GRANT      SHARES         PER SHARE       EXERCISE PRICE
                                        ----------    ---------    ---------------    --------------
Balance at December 31, 1996..........       6,751      822,305    $ 0.30 - $12.00        $ 1.64
Shares authorized.....................   1,400,000           --    $            --        $   --
Options granted.......................  (1,010,100)   1,010,100    $ 8.50 - $19.13        $10.83
Options exercised.....................          --      (77,358)   $ 0.30 - $ 2.25        $ 0.59
Options canceled......................     106,063     (106,063)   $ 0.30 - $10.75        $ 2.04
Options terminated....................    (100,314)          --    $            --        $   --
                                        ----------    ---------    ---------------        ------
Balance at December 31, 1997..........     402,400    1,648,984    $ 0.30 - $19.13        $ 7.29
Shares authorized.....................   1,400,000           --    $            --        $   --
Options granted.......................  (1,117,800)   1,117,800    $19.38 - $32.38        $24.77
Options exercised.....................          --     (164,785)   $ 0.30 - $24.13        $ 3.26
Options canceled......................      95,505      (95,505)   $ 0.30 - $24.50        $ 4.34
Options terminated....................     (63,042)          --    $            --        $   --
                                        ----------    ---------    ---------------        ------
Balance at December 31, 1998..........     717,063    2,506,494    $ 0.30 - $32.38        $15.46
                                        ----------    ---------    ---------------        ------
Shares authorized.....................   2,000,000           --    $            --        $   --
Options granted.......................  (1,454,600)   1,454,600    $14.50 - $31.00        $22.08
Options exercised.....................          --     (124,561)   $16.88 - $34.00        $23.57
Options canceled......................     227,893     (227,893)   $ 0.30 - $29.19        $23.18
Options terminated....................      (3,412)          --    $            --        $   --
                                        ----------    ---------    ---------------        ------
Balance at December 31, 1999..........   1,486,944    3,608,640    $ 0.30 - $32.38        $17.87
                                        ==========    =========    ===============        ======

     Options were exercisable to purchase 222,201 shares (at a weighted-average exercise price of $6.52 per share), 557,676 shares (at a weighted-average exercise price of $13.30 per share) and 1,071,482 shares (at a weighted-average exercise price of $16.16 per share) for the years ended at December 31, 1997, 1998 and 1999, respectively.

     Exercise prices for options outstanding under the Plans as of December 31, 1999 ranged from $0.30 to $32.38 per share. The weighted-average remaining contractual life of those options is 8.5 years.

                     OPTIONS OUTSTANDING          WEIGHTED-         EXERCISABLE OPTIONS
                  --------------------------       AVERAGE       --------------------------
                                WEIGHTED-         REMAINING                    WEIGHTED-
 EXERCISE PRICE                  AVERAGE         CONTRACTUAL                    AVERAGE
     RANGE         NUMBER     EXERCISE PRICE   LIFE (IN YEARS)    NUMBER     EXERCISE PRICE
----------------  ---------   --------------   ---------------   ---------   --------------
$  0.30 - $ 8.625   980,163      $ 5.8478            7.2           604,724      $ 5.4589
$ 8.875 - $21.063   601,719      $16.4770            8.8           144,194      $15.4871
$21.375 - $22.625   675,215      $22.5215            9.4            49,592      $22.5887
$22.750 - $24.125   710,060      $23.7998            8.7           163,057      $23.8092
$24.375 - $29.875   615,983      $25.8594            9.1           106,759      $26.5647
$31.000 - $32.375    25,500      $31.3652            9.3             3,156      $31.9542
                  ---------      --------            ---         ---------      --------
                  3,608,640      $17.8686            8.5         1,071,482      $12.5747

     The Company has reserved 5,095,584 shares of its common stock for options to purchase common shares which may be issued under the Plans.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In March 1996, 400,000 shares of common stock were purchased at $0.45 per share by an officer of the Company. The Company has the right to repurchase these shares under certain conditions. At December 31, 1999, 58,000 common shares were available for repurchase.

     The Company recorded deferred compensation expense of $2.3 million for the difference between the exercise price and the deemed fair value for financial statement presentation purposes of the Company's common stock, as determined by the board of directors, for common stock issued and stock options granted prior to the Company's initial public offering in January 1997. Additionally, deferred compensation of approximately $468,000 was recorded based on the deemed fair values of common stock options granted subsequent to the Company's initial public offering. The deferred compensation is being amortized over the corresponding vesting period of each respective share purchase or option, generally four years. Amortization of approximately $1.1 million, $676,000, $376,000, and $2.5 million was recorded in fiscal years 1997, 1998, and 1999, and for the period from inception (February 16, 1995) to December 31, 1999, respectively.

     In calculating pro forma compensation, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of its stock-based awards to its employees. The fair value of each option grant is estimated assuming no expected dividends and the following weighted-average assumptions:

                                                              1997    1998    1999
                                                              ----    ----    ----
Risk-free interest rate -- options..........................  5.81%   5.32%   5.60%
Risk-free interest rate -- ESPP.............................  5.69%   5.50%   5.48%
Volatility..................................................    68%     68%     68%
Expected life in years (from granting date) -- options......   4.1     4.0     4.0
Expected life in years -- ESPP..............................   1.2     1.2     1.4
Dividend yield..............................................     0%      0%      0%

     The pro forma information required by SFAS 123 includes compensation expenses related to the Company's employee stock purchase plan and has also been calculated based on the fair value method using a Black-Scholes option pricing model using the weighted-average assumptions discussed above.

     The weighted average fair market value of options granted for the years ended December 31, 1997, 1998 and 1999 was $10.83, $24.77 and $22.08,
respectively.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma information follows (in thousands, except for earnings per share information):

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1997       1998        1999
                                                      --------    -------    --------
Net loss as reported................................  $(26,328)   $(1,958)   $(50,606)
Basic and diluted net loss per share as reported....  $  (2.58)   $ (0.13)   $  (3.03)
Pro forma net loss..................................  $(27,296)   $(5,482)   $(57,544)
Pro forma basic and diluted net loss per share......  $  (2.68)   $ (0.38)   $  (3.45)

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  1996 Employee Stock Purchase Plan

     In December 1996, the Board of Directors adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan") under which employees can purchase shares of the Company's common stock based on a percentage of their compensation. The purchase price per share must be equal to at least 85% of the market value on the date offered or the date purchased. A total of 350,000 shares of common stock are reserved for issuance thereunder. As of December 31, 1999, 168,626 shares had been issued under the Purchase Plan (100,852 shares as of December, 1998).

     The Company has reserved sufficient shares of its common stock, which may be issued under the Purchase Plan.

  Share Purchase Rights Plan

     In July 1997, the Company adopted a Share Purchase Rights Plan (the "Rights Plan"), commonly known as a "poison pill." The Rights Plan provides for the distribution of certain rights to acquire shares of the Company's Series A Junior Participating Preferred Stock (the "Rights") as a dividend for each share of common stock held of record as of August 20, 1997. Under certain conditions involving an acquisition or proposed acquisition by any person or group holding 20% or more of the common stock, the Rights permit the holders (other than the 20% holder) to purchase the Company's common stock at a 50% discount from the market price at that time, upon payment of an exercise price of $70 per Right. In addition, in the event of certain business combinations, the Rights permit the purchase of shares of common stock of an acquirer at a 50% discount from the market price at that time. The Rights have no voting privileges and are attached to and automatically trade with the Company's common stock. The Rights expire on July 30, 2007.

  Warrants

     In January 1997, the Company received approximately $3.1 million from the cash exercise of warrants to purchase 347,530 shares of its common stock and issued an additional 37,785 shares of its common stock upon the net exercise of warrants to purchase 151,173 shares of its common stock.

     In May 1998, the Company issued 16,787 shares of its common stock upon the net exercise of a warrant to purchase 24,666 shares of its common stock. As of December 31, 1999, no warrants were outstanding.

11. INCOME TAXES

     As of December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $92.7 million and $25.3 million, respectively. The Company also had federal and California research and development tax credit carryforwards of approximately $1.9 million and $1.1 million. The federal and California net operating loss and credit carryforwards will expire at various dates beginning in the year 2003 through 2019, if not utilized.

     Utilization of the federal and state net operating loss and credit carryforwards may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before utilization.

                          COULTER PHARMACEUTICAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Significant components of the Company's deferred tax assets are as follows at December 31 (in thousands):

                                                                1998        1999
                                                              --------    --------
Deferred Tax Assets:
  Net operating loss carryforwards..........................  $ 14,700    $ 33,000
  Capitalized research and development......................     2,200       4,000
  Research credit carryforwards.............................     1,500       3,000
     Other -- net...........................................       200         300
                                                              --------    --------
          Total deferred tax assets.........................    18,600      40,300
Valuation allowance.........................................   (18,600)    (40,300)
                                                              --------    --------
Net deferred tax assets.....................................  $     --    $     --
                                                              ========    ========

     Because of the Company's lack of earnings history, the deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $21,700,000 during the year ended December 31, 1999.

                          COULTER PHARMACEUTICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                     ASSETS

                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         2000             1999
                                                     -------------    ------------
                                                      (UNAUDITED)       (NOTE 1)
Current assets:
  Cash and cash equivalents ........................    $ 44,726        $ 22,168
  Short-term investments ...........................      37,953          60,257
  Prepaid expenses and other current assets ........      12,136           5,279
                                                        --------        --------
          Total current assets .....................      94,815          87,704

Property and equipment, net ........................      19,505          21,029
Employee loans receivable ..........................       1,145           1,274
Other assets .......................................         245             198
                                                        --------        --------
                                                        $115,710        $110,205
                                                        ========        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable .................................    $ 13,583        $  6,504
  Accrued liabilities ..............................       6,788           5,208
  Current portion of equipment financing
     obligations and debt facility .................       1,969           2,258
                                                        --------        --------
          Total current liabilities ................      22,340          13,970

Non-current portion of equipment financing
obligations and debt facility ......................       8,086           9,428

Commitments

Stockholders' equity:
  Preferred stock, issuable in series, $.001 par
   value: 3,000,000 shares authorized; none
   outstanding at September 30, 2000 and
   December 31, 1999 ...............................          --              --
  Common stock, $.001 par value: 30,000,000 shares
   authorized; 18,856,456 shares and
   16,896,438 shares issued and outstanding at
   September 30, 2000 and December 31, 1999,
   respectively .....................................         19              17
  Additional paid-in capital ........................    224,047         184,524
  Accumulated other comprehensive income (loss) .....        (97)           (215)
  Deferred compensation .............................     (1,463)           (296)
  Deficit accumulated during the development stage ..   (137,222)        (97,223)
                                                        --------        --------
          Total stockholders' equity ................     85,284          86,807
                                                        --------        --------
                                                        $115,710        $110,205
                                                        ========        ========

                             See accompanying notes.

                          COULTER PHARMACEUTICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            FOR THE PERIOD
                                          THREE MONTHS ENDED        NINE MONTHS ENDED       FROM INCEPTION
                                             SEPTEMBER 30,            SEPTEMBER 30,       (FEBRUARY 16, 1995)
                                        ----------------------    ----------------------    TO SEPTEMBER 30,
                                           2000         1999         2000         1999            2000
                                        ---------    ---------    ---------    ---------  -------------------
Revenues:

Corporate partner revenues ..........   $      --    $      --    $   2,000    $      --      $   36,250
Revenues from unconsolidated joint
  business...........................       1,152        4,127        6,917        4,975          14,116
                                        ---------    ---------    ---------    ---------      ----------
   Total revenues....................       1,152        4,127        8,917        4,975          50,366

Operating expenses:

Research and development..............  $  13,708    $  12,423    $  38,731    $  33,414      $  151,648
Selling, general and administrative...      4,612        4,097       12,519       11,459          50,423
                                        ---------    ---------    ---------    ---------      ----------
Total operating expenses..............     18,320       16,520       51,250       44,873         202,071

Interest income and other, net........        821        1,056        2,334        3,760          14,483
                                        ---------    ---------    ---------    ---------      ----------
Net loss..............................  $ (16,347)   $ (11,337)   $ (39,999)   $ (36,138)     $ (137,222)
                                        =========    =========    =========    =========      ==========

Basic and diluted net loss per share..  $   (0.92)   $   (0.68)   $   (2.32)   $   (2.17)
                                        =========    =========    =========    =========

Shares used in computing basic and
  diluted net loss per share..........      17,726      16,749       17,236       16,663
                                        ==========   =========    =========    =========

                             See accompanying notes.

                          COULTER PHARMACEUTICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                       NINE MONTHS ENDED         FOR THE PERIOD
                                                                         SEPTEMBER 30,           FROM INCEPTION
                                                                   -------------------------  (FEBRUARY 16, 1995)
                                                                      2000           1999     TO SEPTEMBER 30, 2000
                                                                   ---------       ---------  ---------------------
Cash flows from operating activities:
  Net loss ....................................................    $ (39,999)      $ (36,138)      $(137,222)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization ............................        2,852           1,610           6,375
     Amortization of deferred compensation ....................          292             314           2,759
     Loss on sale of equipment ................................           23              38              63
  Changes in operating assets and liabilities:
     Prepaid expenses and other current assets ................       (6,857)         (4,787)        (12,136)
     Employee loans receivable ................................          129            (249)         (1,145)
     Other assets .............................................          (47)             23            (245)
     Accounts payable .........................................        7,079          (1,027)         13,583
     Accrued liabilities ......................................        1,580            (748)          6,788
                                                                   ---------       ---------       ---------
          Net cash used in operating activities ...............      (34,948)        (40,964)       (121,180)
                                                                   ---------       ---------       ---------

Cash flows from investing activities:
  Purchases of short-term investments .........................      (15,146)       (109,958)       (286,505)
  Maturities of short-term investments ........................       37,568          84,551         231,734
  Sales of short-term investments .............................         --             9,374          16,717
  Purchases of property and equipment .........................       (1,504)        (11,288)        (26,098)
  Proceeds from sale of equipment .............................          153               5             159
                                                                   ---------       ---------       ---------
          Net cash provided by (used in) investing activities..       21,071         (27,316)        (63,993)
                                                                   ---------       ---------       ---------

Cash flows from financing activities:
  Payments of equipment financing obligations and debt
  facility ....................................................       (1,631)           (739)         (4,065)
  Borrowings under equipment financing obligations and debt
  facility ....................................................           --           5,000          14,120
  Proceeds from issuance of convertible preferred stock, net...           --              --          28,355
  Proceeds from issuance of common stock, net .................       38,066           1,361         191,489
                                                                   ---------       ---------       ---------
          Net cash provided by financing activities ...........       36,435           5,622         229,899
                                                                   ---------       ---------       ---------

Net increase (decrease) in cash and cash equivalents ..........       22,558         (62,658)         44,726
Cash and cash equivalents at beginning of period ..............       22,168          89,808              --
                                                                   ---------       ---------       ---------
Cash and cash equivalents at end of period ....................    $  44,726       $  27,150       $  44,726
                                                                   =========       =========       =========

Supplemental schedule of cash flow information:
Interest paid .................................................    $     815       $     538       $   2,304

Schedule of non-cash investing and financing activities:
  Net exercise of warrants to purchase common stock ...........    $      --       $      --       $     965
  Acquisition of equipment pursuant to supplemental
  lease obligation.............................................    $      --       $      --       $      78
  Deferred compensation related to grant of certain
  stock options................................................    $   1,459       $       7       $   4,221

                             See accompanying notes.

                          COULTER PHARMACEUTICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The information at September 30, 2000, for the three and nine month periods ended September 30, 2000 and 1999 and for the period from inception (February 16, 1995) to September 30, 2000 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to state fairly the financial information set forth therein in accordance with generally accepted accounting principles. The September 30, 2000 interim results are not necessarily indicative of results to be expected for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements for the fiscal year ended December 31, 1999 included in the Company's annual report to security holders furnished to the Securities and Exchange Commission pursuant to Rule 14a-3(b) in connection with the Company's 2000 Annual Meeting of Stockholders.

     The consolidated balance sheet at December 31, 1999 has been derived from audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

2.   INVESTMENTS

     Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The Company's debt securities are classified as available-for-sale and are carried at estimated fair value in cash equivalents and short-term investments. Unrealized gains and losses are reported as accumulated other comprehensive income (loss) in stockholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses on available-for-sale securities are included in interest income and expense. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income. The Company's cash equivalents and short-term investments as of September 30, 2000 are as follows (in thousands):

                                                       GROSS      GROSS
                                         AMORTIZED  UNREALIZED  UNREALIZED  ESTIMATED
                                           COST        GAINS      LOSSES    FAIR VALUE
                                         ---------  ----------  ----------  ----------
Money market funds....................   $     180      $--       $   --     $    180
Commercial paper......................      46,500       --           (5)      46,495
Government bonds......................      28,377        1          (92)      28,286
Certificate of deposits...............       7,710       --           (1)       7,709
                                         ---------      ---       -------    --------
          Total.......................      82,767        1          (98)      82,670
Less amounts classified as
cash equivalents......................     (44,722)      --            5      (44,717)
                                         ---------      ---       ------     --------
Total short-term investments..........   $  38,045      $ 1       $  (93)    $ 37,953
                                         =========      ===       ======     ========

     Realized gains or losses on the sale of available-for-sale securities for the three- and nine-month periods ended September 30, 2000 and 1999 were insignificant.

     At September 30, 2000 the contractual maturities of short term investments were as follows (in thousands):

                                   AMORTIZED      ESTIMATED
                                      COST        FAIR VALUE
                                   ---------      ----------
Due in one year or less.....        $17,864        $ 17,863
Due after one year..........         20,181          20,090
                                    -------        --------
                                    $38,045        $ 37,953
                                    =======        ========

3. COLLABORATIVE DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

     In December 1998, the Company and SmithKline Beecham Corporation ("SB") entered into a collaborative agreement for the development and commercialization of Bexxar(TM), which is in late-stage development for the treatment of non-Hodgkin's lymphoma ("NHL"). Under the terms of the agreement, the Company and SB will jointly market and sell Bexxar in the United States following regulatory approval and the two companies will share profits and losses equally. Outside the United States, excluding Japan, the Company granted SB exclusive marketing and distributing rights in return for milestone payments and product royalties. The agreement provides for the sharing of certain costs related to clinical and manufacturing development activities as well as a $15.0 million credit line, all of which was available to the Company at September 30, 2000 (see Note 7). In April 2000, the Company and SB announced an amendment to their collaboration for Bexxar. Under the amended agreement, effective June 30, 2000, the Company reacquired from SB rights outside of the U.S. for the development and commercialization of Bexxar. The Company continues to retain all rights in Japan. In addition, the Company and SB announced an expansion of the collaboration between the two companies to include a co-promotion agreement that will temporarily use the Company's sales force for the U.S. promotion of SB's oncology products, Hycamtin(R) and Kytril(R). SB will compensate the Company for such time and efforts of its sales force.

     Upon signing of the agreement, the Company received a $34.25 million, non-refundable license fee, all of which was recognized as corporate partner revenues in fiscal 1998, as well as $7.25 million from the sale of the Company's common stock. The Company may receive additional payments upon the achievement of certain clinical development and regulatory milestones. As of September 30, 2000, $2.0 million in milestone payments have been earned by the Company pursuant to the terms of the agreement. Commencing with the year ended December 31, 1999, the Company and SB prepared a joint profit and loss statement to account for the sharing of sales, costs of goods sold and costs relating to selling, marketing, distribution and certain other Bexxar related activities. To date, such activities have principally consisted of pre-commercialization activities in anticipation of the potential launch of Bexxar. The Company's share of the pretax operating results is included as a component of revenues from unconsolidated joint business. Development expenses for Bexxar will generally be shared by both companies, with the Company retaining responsibility for funding certain predetermined development costs. All such development expenses are included in the Company's operating expenses, and the reimbursement is included as a component of revenues from unconsolidated joint business.

     The following is a summary of revenues from unconsolidated joint business (in thousands):

                                                                            NINE MONTHS         FOR THE PERIOD
                                                THREE MONTHS ENDED             ENDED            FROM INCEPTION
                                                   SEPTEMBER 30,            SEPTEMBER 30,     (FEBRUARY 16, 1995)
                                               --------------------     ---------------------   TO SEPTEMBER 30,
                                                 2000        1999         2000         1999          2000
                                               -------     --------     --------     -------- -------------------
Co-promotion operating loss..................  $   (81)    $   (994)    $   (765)    $ (1,822)      $ (4,109)
Reimbursement of development expenses........    1,233        5,121        7,682        6,797         18,225
                                               -------     --------     --------     --------       --------
Revenue from unconsolidated joint business...  $ 1,152     $  4,127     $  6,917     $  4,975       $ 14,116


     Revenue from unconsolidated joint business earned in excess of payments received are classified as other current assets. Reimbursements owed to SB are classified as accounts payable. Amounts receivable from SB were approximately $5.8 million and $4.5 million at September 30, 2000 and December 31, 1999, respectively. Amounts payable to SB were $2.0 million and $1.5 million at September 30, 2000 and December 31, 1999, respectively.

4.   COMPREHENSIVE INCOME

     For the three months ended September 30, 2000 and 1999 total comprehensive loss amounted to $16.3 million and $11.3 million, respectively. For the nine months ended September 30, 2000 and 1999 total comprehensive loss amounted to $39.9 million and $36.3 million, respectively.

5.   RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including forward exchange contracts, and hedging activities. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities --- Deferral of the Effective Date of FASB Statement No. 133. SFAS No. 133 is now effective for fiscal years beginning after

June 15, 2000 and, therefore, the Company will adopt this accounting standard effective January 1, 2001. Management believes the impact of SFAS No. 133 will be immaterial, as Coulter has no hedging activities or derivatives.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. Among other things, SAB 101 requires that license and other upfront fees from research collaborators be recognized over the term of the agreement unless the fee is in exchange for products delivered or services performed that represent the culmination of a separate earnings process. The Company is currently reviewing the impact of SAB No. 101 on its previously reported results of operations and it will adopt SAB 101 during the fourth quarter of fiscal 2000.

6.   STOCKHOLDERS' EQUITY

     In August 2000, the Company completed a private placement of 1,655,000 shares of newly issued common stock at $21.625 per share, resulting in net proceeds to the Company of $33.6 million.

7.   SUBSEQUENT EVENTS

     In October 2000, the Company borrowed $15 million from SB pursuant to the credit line provided for under the Bexxar collaboration agreement with SB. No amounts remain available under the credit line. Borrowings under the credit line are due in December 2003, however, a portion of the then outstanding balance may come due and payable at each of December 2001 and December 2002 if certain financial earnings targets, as defined in the loan agreement, are achieved by the Company. Quarterly interest payments, due in arrears are at a fixed interest rate of 9.5%. The Company may repay the principal in either cash or common stock, at its sole discretion.

     Also, in October 2000, the Company announced its intention to merge with Corixa Corporation, a research and development-based biotechnology company committed to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the immune system.

        (b) Unaudited Pro Forma Financial Information.

     The following unaudited pro forma consolidated financial statements give effect to the Merger using the purchase method of accounting. The unaudited pro forma consolidated balance sheet gives effect to the Merger as if it had occurred on September 30, 2000. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 give effect to the Merger and Corixa's acquisition of Ribi ImmunoChem Research, Inc., or Ribi, as if they had occurred on January 1, 1999. The unaudited pro forma consolidated financial statements do not purport to represent what Corixa's financial position or results of operations would actually have been if the Merger and the Ribi acquisition had in fact occurred on those dates or to project Corixa's financial position or results of operations as of any future date or for any future period.

     For pro forma purposes:

     - Corixa's unaudited consolidated balance sheet as of September 30, 2000 has been consolidated with Coulter's unaudited consolidated balance sheet as of September 30, 2000 as if the Merger had occurred on September 30, 2000.

     - Corixa's consolidated statement of operations for the year ended December 31, 1999 has been combined with Ribi's unaudited statement of operations for the period from January 1, 1999 to October 6, 1999 to arrive at Corixa's pro forma combined results.

     - Corixa's unaudited consolidated statement of operations for the nine months ended September 30, 2000 and pro forma combined results for the year ended December 31, 1999 have been combined with Coulter's unaudited consolidated statement of operations for the nine months ended September 30, 2000 and for the year ended December 31, 1999 to arrive at the pro forma combined results.

     The unaudited pro forma consolidated financial information has been prepared based on the assumptions described in the notes to the unaudited pro forma consolidated financial information and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of Coulter based on their estimated fair value. In Corixa's opinion, all adjustments necessary to present fairly the unaudited pro forma consolidated financial information have been made based on the proposed terms and structure of the Merger. The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of Corixa and of Coulter to account for the Merger as a purchase; accordingly, assets acquired and liabilities assumed are reflected at their estimated fair values.

     These unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Corixa and of Coulter and other financial information pertaining to Corixa and Coulter, including Corixa's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Coulter's "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in each company's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                           FOOTNOTE
                                                           PRO FORMA      REFERENCE      PRO FORMA
                                 CORIXA       COULTER     ADJUSTMENTS    (SEE NOTE 2)     COMBINED
                                ---------    ---------    -----------    ------------    ----------
ASSETS
Current assets:
  Cash and cash equivalents...  $  22,070    $  44,726     $      --                     $   66,796
  Securities
     available-for-sale.......     72,392       37,953            --                        110,345
  Accounts receivable.........      4,309           --            --                          4,309
  Interest receivable.........      1,325           --            --                          1,325
  Prepaid expenses and other
     assets...................      5,140       12,136                                       17,276
  Deposits....................      1,704           --            --                          1,704
                                ---------    ---------     ---------                     ----------
     Total current assets.....    106,940       94,815                                      201,755
Property and equipment, net...     20,691       19,505            --                         40,196
Securities available-for-sale,
  noncurrent..................     14,195           --            --                         14,195
Investments...................      2,245           --            --                          2,245
Acquisition-related intangible
  assets, net.................     12,422           --       178,429         (C)            194,751
                                                               3,900         (B)
Deferred charges, deposits and
  other assets................      1,121        1,390            --                          2,511
                                ---------    ---------     ---------                     ----------
     Total assets.............  $ 157,614    $ 115,710     $ 182,329                     $  455,653
                                =========    =========     =========                     ==========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
     liabilities..............  $  17,393    $  20,371     $   1,800         (D)         $   54,864
                                                              15,300         (D)

  Dividend payable............        312           --            --                            312
  Deferred revenue............     18,888           --            --                         18,888
  Current portion of
     obligations and
     commitments..............      3,924        1,969            --                          5,893
                                ---------    ---------     ---------                     ----------
     Total current
       liabilities............     40,517       22,340        17,100                         79,957
Long-term obligations and
  commitments, less current
  portion.....................     11,906        8,086                                       19,992
Deferred revenue, less current
  portion.....................      1,750           --                                        1,750
Redeemable common stock.......      2,000           --                                        2,000
Stockholders' equity:
  Preferred stock.............         --           --                                           --
  Common stock................         21           19           (19)        (E)                 40
                                                                  19         (F)
  Additional paid-in
     capital..................    210,488      224,047      (224,047)        (E)          1,142,093
                                                             800,259         (F)
                                                             131,346         (F)
  Deferred compensation.......       (146)      (1,463)        1,463         (E)            (54,857)
                                                             (54,711)        (F)
  Accumulated comprehensive
     loss.....................       (109)         (97)           97         (E)               (109)
  Accumulated deficit.........   (108,813)    (137,222)      137,222         (E)           (735,213)
                                                            (626,400)        (A)
                                ---------    ---------     ---------                     ----------
     Total stockholders'
       equity.................    101,441       85,284       165,229                        351,954
                                ---------    ---------     ---------                     ----------
     Total liabilities and
       stockholders' equity...  $ 157,614    $ 115,710     $ 182,329                     $  455,653
                                =========    =========     =========                     ==========

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               CORIXA/COULTER     FOOTNOTE
                                                                 PRO FORMA       REFERENCE     PRO FORMA
                                          CORIXA    COULTER     ADJUSTMENTS     (SEE NOTE 2)   COMBINED
                                         --------   --------   --------------   ------------   ---------
Revenue:
  Collaborative agreements.............  $ 31,906   $  2,000      $     --                     $  33,906
  Government grants....................     1,675         --            --                         1,675
  Revenue from unconsolidated joint
     business..........................        --      6,917            --                         6,917
                                         --------   --------      --------                     ---------
     Total revenue.....................    33,581      8,917            --                        42,498
Operating expenses:
  Research and development.............    50,656     38,731         7,591        (H)             96,978
  Sales, general and administrative....     4,498     12,519         2,667        (H)             19,684
  Amortization of acquisition-related
     intangibles.......................     2,333         --        34,187        (G)             36,520
                                         --------   --------      --------                     ---------
     Total operating expenses..........    57,487     51,250        44,445                       153,182
                                         --------   --------      --------                     ---------
Loss from operations...................   (23,906)   (42,333)      (44,445)                     (110,684)
Other income, net......................     3,129      2,334            --                         5,463
                                         --------   --------      --------                     ---------
Net loss...............................   (20,777)   (39,999)      (44,445)                     (105,221)
Preferred stock dividend...............      (468)        --            --                          (468)
                                         --------   --------      --------                     ---------
Net loss applicable to common
  stockholders.........................  $(21,245)  $(39,999)     $(44,445)                    $(105,689)
                                         ========   ========      ========                     =========
Basic and diluted net loss per common
  share................................  $  (1.05)  $  (2.32)                                  $   (2.70)
                                         ========   ========                                   =========
Shares used in computing basic and
  diluted net loss per share applicable
  to common............................
  stockholders.........................    20,159     17,236                      (I)             39,117
                                         ========   ========                                   =========

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          CORIXA
                                        PRO FORMA                CORIXA/COULTER     FOOTNOTE
                                         COMBINED                  PRO FORMA       REFERENCE     PRO FORMA
                                       (SEE NOTE 3)   COULTER     ADJUSTMENTS     (SEE NOTE 2)   COMBINED
                                       ------------   --------   --------------   ------------   ---------
Revenue:
  Collaborative agreements...........    $ 29,150     $     --      $     --                     $  29,150
  Government grants..................       1,463           --            --                         1,463
  Revenue from unconsolidated joint
     business........................          --        5,449            --                         5,449
                                         --------     --------      --------                     ---------
     Total revenue...................      30,613        5,449            --                        36,062
Operating expenses:
  Research and development...........      48,702       44,804        30,364        (H)            123,870
  General and administrative.........       7,389       15,947        10,669        (H)             34,005
  Acquired in-process research and
     development.....................      37,637           --            --                        37,637
  Amortization of acquisition-related
     intangibles.....................       2,950           --        45,582        (G)             48,532
                                         --------     --------      --------                     ---------
     Total operating expenses........      96,678       60,751        86,615                       244,044
                                         --------     --------      --------                     ---------
Loss from operations.................     (66,065)     (55,302)      (86,615)                     (207,982)
Other income (net)...................       3,117        4,696            --                         7,813
                                         --------     --------      --------                     ---------
Net loss.............................     (62,948)     (50,606)      (86,615)                     (200,169)
Preferred stock dividend.............      (6,008)          --            --                        (6,008)
                                         --------     --------      --------                     ---------
Net loss applicable to common
  stockholders.......................    $(68,956)    $(50,606)     $(86,615)                    $(206,177)
                                         ========     ========      ========                     =========
Basic and diluted net loss per common
  share..............................    $  (3.47)    $  (3.03)                                  $   (5.31)
                                         ========     ========                                   =========
Shares used in computing basic and
  diluted net loss per share
  applicable to common
  stockholders.......................      19,859       16,695                      (I)             38,817
                                         ========     ========                                   =========

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF MERGER AND PURCHASE PRICE

     The unaudited pro forma consolidated financial statements reflect the conversion of all the outstanding shares of Coulter capital stock into approximately 18,958,313 shares of Corixa common stock pursuant to the Merger. The calculation of the number of shares is based on outstanding shares of Coulter common stock of approximately 18,901,609 (which excludes approximately 134,790 common shares that will be issued to SmithKline Beecham plc for $5 million as a result of U.S. Food and Drug Administration, or FDA, acceptance of the Biologics License Application, or BLA, for Bexxar) multiplied by the exchange ratio of 1.003. The unaudited pro forma consolidated financial statements reflect the assumption by Corixa of options to purchase approximately 4,233,730 shares of Coulter common stock pursuant to the Merger Agreement, which would be converted into options to purchase approximately 4,246,228 shares of Corixa common stock. On December 22, 2000, the date of the Merger, 19,116,013 shares of Corixa common stock were actually issued to former Coulter stockholders and Corixa assumed options to purchase 4,284,293 shares of Coulter common stock, which were converted into options to purchase 4,297,146 shares of Corixa common stock. The total cost of the Merger is estimated to be approximately $892.2 million, based on a fair value of Corixa common stock of $42.21. The total purchase price was as follows (in thousands):

Fair value of Corixa shares.................................  $800,278
Fair value of Coulter options assumed.......................   131,346
Less intrinsic value of unvested options....................   (54,711)
Corixa transaction costs, consisting primarily of financial
  advisory, legal and accounting fees.......................    15,300
                                                              --------
                                                              $892,213
                                                              ========

Based upon preliminary valuation, performed by an independent third party, of tangible and intangible assets acquired and liabilities assumed as of September 30, 2000, Corixa has allocated the total cost of the Merger as follows (in thousands):

Tangible assets acquired....................................  $115,710
In-process research and development.........................   626,400
Assembled workforce.........................................     3,900
Goodwill....................................................   178,429
Liabilities assumed.........................................   (32,226)
                                                              --------
                                                              $892,213
                                                              ========

     Acquired in-process research and development, or IPR&D, for the Merger was evaluated utilizing the present value of the estimated after-tax cash flows expected to be generated by the purchased technology, which, at the effective time of the Merger, had not reached technological feasibility. The cash flow projections for revenues are based on estimates of growth rates and the aggregate size of the respective market for each product, probability of technical success given the stage of development at the time of acquisition, royalty rates based on prior licensing agreements, product sales cycles, and the estimated life of a product's underlying technology. Estimated operating expenses and income taxes are deducted from estimated revenue projections to arrive at estimated after-tax cash flows. Projected operating expenses include general and administrative expenses, and research and development costs. The rates utilized to discount projected cash flows range from 30% to 50% depending on the relative risk of each in-process technology and were based primarily on risk adjusted rates of return for research and development and the weighted average cost of capital for Corixa at the time of the Merger.

     The unaudited pro forma consolidated financial statements reflect acquired IPR&D of approximately $626.4 million, representing the values determined by Corixa's management to be attributable to the IPR&D assets associated with the technology acquired in the Merger as follows (in thousands):

Bexxar......................................................  $585,800
64G12.......................................................    28,300
CPI-0004....................................................    12,300
                                                              --------
                                                              $626,400
                                                              ========

     - Bexxar consists of a radioisotope, (131)Iodine, or(131)I, combined with a monoclonal antibody that recognizes and binds to the CD20 antigen, an antigen commonly expressed on the surface of B-cells primarily during that stage of their life cycle when non-Hodgkin's lymphoma, or NHL, arises. Bexxar is administered to patients in a proprietary therapeutic protocol consisting of a single, two-dose regimen. Coulter has estimated that research and development costs to complete individual Bexxar development projects will be approximately $12.0 million, net of reimbursements from a corporate joint business. The most advanced Bexxar project is for relapsed and refractory low-grade and transformed low-grade NHL for which Phase III clinical studies have been completed and a BLA was submitted to the FDA in September 2000. Additional indications include first line low-grade treatment and intermediate-grade NHL, which are estimated to be completed in 2002. Significant risk remains in relation to FDA approval of Bexxar.

     - 64G12 is a monoclonal antibody that binds to sub-unit one of the type I interferon receptor and neutralizes the activity of all type I interferons. This antibody, or a derivative, may provide therapeutic benefit in a number of autoimmune diseases, including: rheumatoid arthritis, systemic lupus erythematosus, Crohn's disease, graft versus host disease and solid organ transplantation rejection. It has been estimated that an individual 64G12 project may be completed by 2006 with an additional $40 million in research and development costs. To date, Coulter had made progress in preclinical studies in rheumatoid arthritis and transplantation.

     - CPI-0004 is a pro-drug version of doxorubicin. Doxorubicin is an off-patent chemotherapeutic drug that currently is used in treating a number of solid tumor cancers, including breast, prostate, ovarian and soft-tissue sarcoma cancers. CPI-0004 is a proprietary molecule based on a peptide of four amino acids that is linked to doxorubicin. CPI-0004 is designed to deliver significantly higher levels of doxorubicin to a tumor site relative to normal tissues. The pro-drug approach is also designed to achieve a higher dose of active drug to the tumor site than can be achieved using unconjugated drug. It has been estimated that CPI 0004 may be completed by 2005 with an additional $33.0 million in research and development costs. This project is scheduled to complete preclinical development of CPI-0004 and to commence Phase I clinical trials in the second half of 2001.

     The values associated with these programs represent values ascribed by Corixa's management, based on the discounted cash flows currently expected from the technologies acquired. If these projects are not successfully developed, the business, results of operations and financial condition of Corixa may be adversely affected. As of the date the Merger Agreement was signed, Corixa concluded that once completed, the technologies under development can only be economically used for their specific and intended purposes and that the in-process technology has no alternative future use after taking into consideration the overall objectives of the project, progress toward the objectives, and uniqueness of developments to these objectives.

2. PRO FORMA ADJUSTMENTS

     The unaudited pro forma consolidated balance sheet includes the adjustments necessary to give effect to the Merger as if it had occurred on September 30, 2000, and to reflect the allocation of the proposed acquisition of Coulter to the fair value of tangible and intangible assets acquired, including the charge to operations for IPR&D acquired, liabilities assumed, and the elimination of Coulter's equity accounts. Also included are the transaction costs, inclusive of payments to financial advisors, independent auditors, attorneys and other related costs. Approximate adjustments included in the unaudited pro forma consolidated balance sheet are summarized as follows (in thousands):

     (A) the charge to operations for IPR&D acquired by Corixa, $626,400;

     (B) the valuation of workforce acquired by Corixa, $3,900, estimated 4-year life;

     (C) the valuation of goodwill acquired by Corixa, $178,429, estimated 4-year life;

     (D) transaction and other costs associated with the Merger, $15,300, and employee severance costs, $1,800;

     (E) elimination of Coulter equity accounts; and

     (F) issuance of Corixa common stock, $0.001 par value, as discussed above, which value is equal to the product of up to approximately 18,958,313 shares multiplied by $42.21 per share and the fair value of stock options issued by Corixa in exchange for Coulter stock options, $131,346, less the intrinsic value of unvested outstanding Coulter stock options assumed by Corixa, $54,711.

 The pro forma combined statements of operations include the adjustments necessary to give effect to the Merger as if it had occurred on January 1, 1999

     (G) To record amortization related to acquired goodwill and work force.

     (H) To record amortization of deferred compensation related to Coulter options assumed by Corixa.

     (I) The pro forma combined share and net loss per share data was prepared using an exchange ratio of 1.003 shares of Corixa common stock for each share of Coulter common stock and the assumed issuance of up to approximately 18,958,313 shares of Corixa common stock on January 1, 1999 as described in Note 1 to these Notes to Unaudited Pro Forma Consolidated Financial Statements. The impact of outstanding options has been excluded from the calculation of diluted net loss per share as the effect would be antidilutive.

3. RIBI -- UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     Corixa's unaudited consolidated statement of operations for the year ended December 31, 1999 has been combined with Ribi's unaudited statement of operations for the period from January 1, 1999 to October 6, 1999 as follows:

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                RIBI        CORIXA/RIBI      CORIXA
                                                             (PRIOR TO       PRO FORMA      PRO FORMA
                                                 CORIXA     ACQUISITION)    ADJUSTMENTS     COMBINED
                                                --------    ------------    ------------    ---------
Revenue:
  Collaborative agreements....................  $ 25,035      $ 4,115         $    --       $ 29,150
  Government grants...........................     1,463           --              --          1,463
                                                --------      -------         -------       --------
     Total revenue............................    26,498        4,115              --         30,613
Operating expenses:
  Research and development....................    41,962        6,740              --         48,702
  General and administrative..................     3,743        3,646              --          7,389
  Acquired in-process research and
     development(1)...........................    37,637           --              --         37,637
  Amortization of acquisition-related
     intangibles..............................       587           --           2,363          2,950
                                                --------      -------         -------       --------
     Total operating expenses.................    83,929       10,386           2,363         96,678
                                                --------      -------         -------       --------
Loss from operations..........................   (57,431)      (6,271)         (2,363)       (66,065)
Other income (net)............................     2,673          444              --          3,117
                                                --------      -------         -------       --------
Net loss......................................   (54,758)      (5,827)         (2,363)       (62,948)
Preferred stock dividend......................    (6,008)          --              --         (6,008)
                                                --------      -------         -------       --------
Net loss applicable to common stockholders....  $(60,766)     $(5,827)        $(2,363)      $(68,956)
                                                ========      =======         =======       ========
Basic and diluted net loss per common share...  $  (3.91)     $ (0.28)                      $  (3.47)
                                                ========      =======                       ========
Shares used in computing basic and diluted net
  loss per share applicable to common
  stockholders................................    15,528       20,796                         19,859
                                                ========      =======                       ========

---------------

(1) This amount represents the IPR&D charge related to the Ribi acquisition ($26.0 million) and the Anergen acquisition ($11.6 million), which was completed in February 1999.

     The unaudited pro forma consolidated financial statements reflect the conversion of all the outstanding shares of Ribi capital stock into 3,610,766 shares of Corixa common stock as a result of the acquisition by Corixa on October 6, 1999, which was accounted for as a purchase transaction. Options and warrants to purchase shares of Ribi common stock were assumed by Corixa pursuant to the merger and converted into options and warrants to purchase shares of Corixa common stock.

     The total consideration of $57.5 million consisted of Corixa common stock and options valued at $47.9 million, cash of $7.9 million paid by Corixa to Ribi for the redemption of Ribi Series A preferred stock and approximately $1.7 million of transaction costs. The purchase price was allocated to tangible assets acquired of $23.9 million and liabilities assumed of $7.5 million, acquired intangible assets, including goodwill of approximately $15.1 million and acquired IPR&D of $26.0 million.

     The net loss per share and shares used in computing net loss per share for the year ended December 31, 1999 are based on the historical weighted average common shares outstanding adjusted to reflect the issuance, as of January 1, 1999, of 3,610,766 shares of Corixa common stock. Options and warrants to purchase Ribi common stock were assumed by Corixa pursuant to the merger and converted into options and warrants to purchase shares of Corixa common stock. The Corixa common stock issuance upon exercise of the stock options and warrants assumed have been excluded as the effect would be anti-dilutive. Refer to Note 3 to the Notes to Consolidated Financial Statements in Corixa's 1999 Annual Report on Form 10-K/A.

        (c) Exhibits.

                2.1       Agreement and Plan of Merger By and Among Corixa           (A)
                          Corporation, Clearwater Acquisitions Corporation, and
                          Coulter Pharmaceutical, Inc., dated October 15, 2000

               23.1       Consent of Ernst & Young LLP, Independent Auditors

               99.1       Press Release of Corixa, dated December 22, 2000

----------------

(A) Incorporated by reference to Appendix A to Corixa's Form S-4/A, as amended (File No. 333-49490), declared effective by the Commission on November 17, 2000.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CORIXA CORPORATION


Dated: December 29, 2000                    By /s/ Michelle Burris
                                               ---------------------------------
                                              Name: Michelle Burris
                                              Its:  Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number     Description
--------------     -----------
                                                                                       (A)
    2.1            Agreement and Plan of Merger By and Among Corixa
                   Corporation, Clearwater Acquisitions Corporation, and
                   Coulter Pharmaceutical, Inc., dated October 15, 2000

   23.1            Consent of Ernst & Young LLP, Independent Auditors

   99.1            Press Release of Corixa, dated December 22, 2000

------------------------

(A) Incorporated by reference to Appendix A to Corixa's Form S-4/A, as amended (File No. 333-49490), declared effective by the Commission on November 17, 2000